Ocwen Financial Corporation®

OCWEN FINANCIAL ANNOUNCES OPERATING RESULTS

FOR THIRD QUARTER 2019

●	Reported a Net Loss of $42.8 million for the third quarter of 2019

●	Realized annualized run rate cost savings ahead of our expectations through the third quarter and are targeting a more accelerated pace of cost re-engineering in the fourth quarter

●	Enhanced lending capabilities resulted in an increase in funded volume of 29% compared to third quarter 2018 and approximately $2.6 billion of annualized volume in the month of October

●	Implemented a hedging program to mitigate a portion of the interest rate risk associated with our servicing portfolio

●	Refinanced $470 million of servicing advance (OMART) ABS at favorable terms and paid down $143.2 million of corporate debt including the opportunistic repurchase of $39.4 million in senior secured notes

●	Ended the quarter with $345.1 million of cash and $381.2 million of total stockholders’ equity, or a book value per share of $2.83

West Palm Beach, FL – (November 5, 2019) Ocwen Financial Corporation (NYSE:OCN) (“Ocwen” or the “Company”), a leading non-bank mortgage servicer and originator, today reported a net loss of $42.8 million, or $0.32 per share, for the three months ended September 30, 2019 compared to a net loss of $41.1 million or $0.31 per share for the three months ended September 30, 2018.

Glen A. Messina, President and CEO of Ocwen said, “We have made substantial progress with respect to our key business initiatives while proactively addressing the challenges of a more volatile and uncertain interest rate environment. I continue to be encouraged by our high level of execution relative to our plans to improve financial performance and strengthen our long-term competitiveness. With the integration largely complete, we are increasingly focused on growing our lending channels as we look to create a more balanced business that can better perform through the mortgage industry cycle and capitalize on potential growth opportunities.”

Mr. Messina added, “We are pleased with our success to date in re-engineering our cost structure and achieving our integration objectives. We believe that having a core strength in continuous cost improvement is critical for our long-term success. Our entire organization is highly engaged in efforts to achieve and sustain a highly competitive cost structure and return to profitability.”

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Third quarter 2019 Results

Pre-tax loss for the third quarter of 2019 was $38.3 million, which compares to a $40.3 million loss in the third quarter of 2018. Pre-tax results for the quarter were impacted by several significant items, including but not limited to: $18.3 million in severance, retention and other re-engineering costs, $5.1 million gain on repurchase of senior secured notes, and $6.3 million of unfavorable interest rate and valuation assumption driven fair value changes, net of the NRZ financing liability, reverse mortgage servicing and hedge positions.

The Servicing segment recorded $13.2 million of pre-tax loss for the third quarter of 2019. Our servicing business recorded $9.3 million of interest rate and valuation assumption driven unfavorable MSR fair value changes, net of the NRZ financing liability fair value change and hedge positions in the quarter.

The Lending segment recorded $8.9 million of pre-tax income for the third quarter of 2019. Our reverse mortgage lending business recorded $9.5 million of pre-tax income, which included $2.9 million of interest rate driven favorable fair value changes. Our forward lending business incurred a $(0.6) million pre-tax loss.

The Corporate segment recorded $34.0 million of pre-tax loss for the third quarter of 2019. The quarter included $18.3 million of severance, retention and other re-engineering costs and $5.1 million of gain on repurchase of senior secured notes.

Additional Third quarter 2019 Business Highlights

●	We have closed MSR acquisitions with $11.9 billion of unpaid principal balance (UPB) to date in 2019.

●	Completed 6,245 modifications in the quarter to help struggling families stay in their homes.

●	The constant pre-payment rate (CPR) increased from 15.2% in the second quarter of 2019 to 17.7% in the third quarter of 2019 due to lower interest rates. In the third quarter of 2019, prime CPR was 22.1%, and non-prime CPR was 15.0%.

●	In the third quarter of 2019, Ocwen originated forward and reverse mortgage loans with unpaid principal balances of $224.1 million and $188.1 million, respectively. Combined October volume was approximately $218 million. Annualized October volume was approximately $2.6 billion.

●	Our reverse mortgage portfolio ended the quarter with an estimated $55.5 million in discounted future gains from forecasted future draws on existing loans. Neither the anticipated future gains nor the future funding liability is included in the Company’s financial statements.

Webcast and Conference Call

Ocwen will host a webcast and conference call on Tuesday, November 5, 2019, at 8:30 a.m., Eastern Time, to discuss its financial results for the third quarter of 2019. The conference call will be webcast live over the Internet from the Company’s website at www.Ocwen.com, click on the “Shareholders” section. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

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About Ocwen Financial Corporation

Ocwen Financial Corporation (NYSE: OCN) is a leading non-bank mortgage servicer and originator providing solutions through its primary brands, PHH Mortgage Corporation (PHH Mortgage) and Liberty Home Equity Solutions, Inc. (Liberty). PHH Mortgage is one of the largest servicers in the country, focused on delivering a variety of servicing and lending programs. Liberty is one of the nation’s largest reverse mortgage lenders dedicated to education and providing loans that help customers meet their personal and financial needs. We are headquartered in West Palm Beach, Florida, with offices in the United States and the U.S. Virgin Islands and operations in India and the Philippines, and have been serving our customers since 1988. For additional information, please visit our website (www.Ocwen.com).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “believe”, “expect”, “foresee”, “forecast”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change which has magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.

Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: uncertainty related to our ability to successfully integrate PHH’s business, and to realize the strategic objectives, synergies and other benefits of the acquisition at the time anticipated or at all, including our ability to integrate, maintain and enhance PHH’s servicing, subservicing and other business relationships, including its relationship with New Residential Investment Corp. (NRZ); uncertainty related to our cost re-engineering efforts and the other actions we believe are necessary for us to improve our financial performance; our ability to acquire MSRs or other assets or businesses at adequate risk-adjusted returns, including our ability to negotiate and execute purchase documentation and satisfy closing conditions so as to consummate such acquisitions; uncertainty related to our ability to grow our lending business and increase our lending volumes in a competitive market and uncertain interest rate environment, uncertainty related to claims, litigation, cease and desist orders and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification, origination and other practices, including uncertainty related to past, present or future investigations, litigation, cease and desist orders and settlements with state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD) and actions brought under the False Claims Act regarding incentive and other payments made by governmental entities; adverse effects on our business as a result of regulatory investigations, litigation, cease and desist orders or settlements; reactions to the announcement of such investigations, litigation, cease and desist orders or settlements by key counterparties, including lenders, the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae); our ability to comply with the terms of our settlements with regulatory agencies and the costs of doing so; increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to interpret correctly and comply with liquidity, net worth and other financial and other requirements of regulators, Fannie Mae, Freddie Mac and Ginnie Mae, as well as those set forth in our debt and other agreements; our ability to comply with our servicing agreements, including our ability to comply with our agreements with, and the requirements of, Fannie Mae, Freddie Mac and Ginnie Mae and maintain our seller/servicer and other statuses with them; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover advances, repay, renew and extend borrowings, borrow additional amounts as and when required, meet our MSR or other asset investment objectives and comply with our debt agreements, including the financial and other covenants contained in them; our ability to timely and cost effectively transfer mortgage servicing rights under our agreements with NRZ; our ability to maintain our long-term relationship with NRZ under these arrangements; our ability to realize anticipated future gains from future draws on existing loans in our reverse mortgage portfolio; our servicer and credit ratings as well as other actions from various rating agencies, including the impact of prior or future downgrades of our servicer and credit ratings; as well as other risks detailed in Ocwen’s reports and filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2018 and any current and quarterly reports since such date. Anyone wishing to understand Ocwen’s business should review its SEC filings. Ocwen’s forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION CONTACT:

Investors:	Media:
Hugo Arias	Dico Akseraylian
T: (856) 917-0108	T: (856) 917-0066
E: hugo.arias@ocwen.com	E: mediarelations@ocwen.com

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Residential Servicing Statistics

(Dollars in thousands)

	At or for the Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Total unpaid principal balance of loans and REO serviced	$216,754,784	$229,283,045	$251,080,740	$256,000,490	$160,996,474
Non-performing loans and REO serviced as a % of total UPB (1)	5.7%	5.5%	4.7%	4.9%	7.8%
Prepayment speed (average CPR) (2) (3)	17.7%	15.2%	12.5%	12.9%	13.7%

(1)	Performing loans include those loans that are less than 90 days past due and those loans for which borrowers are making scheduled payments under loan modification, forbearance or bankruptcy plans. We consider all other loans to be non-performing.

(2)	Average CPR for the prior three months. CPR measures prepayments as a percentage of the current outstanding loan balance expressed as a compound annual rate.

(3)	Average CPR for the three months ended September 30, 2019 includes 22.1% for prime loans and 15.0% for non-prime loans.

Segment Results
(Dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Servicing
Revenue	$250,224	$217,630	$752,010	$674,233
Expenses	890	185,077	556,874	523,061
Other expense, net	(262,523)	(46,452)	(324,833)	(142,504)
Income (loss) before income taxes	(13,189)	(13,899)	(129,697)	8,668

Lending
Revenue	29,502	16,917	99,386	65,116
Expenses	20,665	18,954	63,021	57,036
Other income (expense), net	53	(28)	744	26
Income (loss) before income taxes	8,890	(2,065)	37,109	8,106

Corporate Items and Other
Revenue	3,789	3,731	10,345	12,767
Expenses	23,169	13,495	36,428	49,580
Other expense, net	(14,638)	(14,545)	(45,063)	(43,674)
Loss before income taxes	(34,018)	(24,309)	(71,146)	(80,487)
Consolidated loss before income taxes	$(38,317)	$(40,273)	$(163,734)	$(63,713)

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue
Servicing and subservicing fees	$247,714	$213,730	$742,759	$658,095
Gain on loans held for sale, net	16,013	16,942	48,683	61,135
Other revenue, net	19,788	7,606	70,299	32,886
Total revenue	283,515	238,278	861,741	752,116

Expenses
Compensation and benefits	73,414	63,307	250,393	211,220
MSR valuation adjustments, net	(134,561)	41,448	121,705	91,695
Servicing and origination	36,619	31,758	86,827	91,452
Professional services	36,628	40,662	77,205	110,821
Technology and communications	16,644	20,597	61,080	67,306
Occupancy and equipment	17,262	11,896	52,550	37,369
Other expenses	(1,282)	7,858	6,563	19,814
Total expenses	44,724	217,526	656,323	629,677

Other income (expense)
Interest income	4,129	3,963	12,524	10,018
Interest expense	(285,922)	(61,288)	(387,938)	(189,601)
Gain on repurchase of senior secured notes	5,099	—	5,099	—
Bargain purchase gain	—	—	(381)	—
Other, net	(414)	(3,700)	1,544	(6,569)
Total other expense, net	(277,108)	(61,025)	(369,152)	(186,152)

Loss before income taxes	(38,317)	(40,273)	(163,734)	(63,713)
Income tax expense	4,450	845	13,264	4,541
Net loss	(42,767)	(41,118)	(176,998)	(68,254)
Net income attributable to non-controlling interests	—	(29)	—	(176)
Net loss attributable to Ocwen stockholders	$(42,767)	$(41,147)	$(176,998)	$(68,430)

Loss per share attributable to Ocwen stockholders
Basic and Diluted	$(0.32)	$(0.31)	$(1.32)	$(0.51)

Weighted average common shares outstanding
Basic and Diluted	134,595,798	133,912,425	134,329,321	133,632,905

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	September 30, 2019	December 31, 2018
Assets
Cash and cash equivalents	$345,084	$329,132
Restricted cash (amounts related to VIEs of $13,725 and $20,968)	58,661	67,878
Mortgage servicing rights	1,455,553	1,457,149
Advances, net	212,684	249,382
Match funded advances (related to VIEs)	825,760	937,294
Loans held for sale ($207,645 and $176,525 carried at fair value)	275,579	242,622
Loans held for investment, at fair value (amounts related to VIEs of $24,445 and $26,520)	6,073,687	5,498,719
Receivables, net	152,222	198,262
Premises and equipment, net	43,974	33,417
Other assets ($8,339 and $7,568 carried at fair value) (amounts related to VIEs of $4,422 and $2,874)	513,449	379,567
Assets related to discontinued operations	—	794
Total assets	$9,956,653	$9,394,216

Liabilities and Equity
Liabilities
Home Equity Conversion Mortgage-Backed Securities (HMBS) related borrowings, at fair value	$5,903,965	$5,380,448
Match funded liabilities (related to VIEs)	687,497	778,284
Other financing liabilities ($1,009,779 and $1,057,671 carried at fair value) (amounts related to VIEs of $22,827 and $24,815)	1,069,594	1,127,613
Other secured borrowings, net (amounts related to VIEs of $137,612 and $0)	708,929	382,538
Senior notes, net	310,788	448,727
Other liabilities ($3,319 and $4,986 carried at fair value)	894,695	703,636
Liabilities related to discontinued operations	—	18,265
Total liabilities	9,575,468	8,839,511

Stockholders’ Equity
Common stock, $.01 par value; 200,000,000 shares authorized; 134,595,798 and 133,912,425 shares issued and outstanding at September 30, 2019 and December 31, 2018 respectively	1,346	1,339
Additional paid-in capital	556,097	554,056
(Accumulated deficit) retained earnings	(173,415)	3,567
Accumulated other comprehensive loss, net of income taxes	(2,843)	(4,257)
Total stockholders’ equity	381,185	554,705
Total liabilities and stockholders’ equity	$9,956,653	$9,394,216

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	For the Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities
Net loss	$(176,998)	$(68,254)
Adjustments to reconcile net loss to net cash provided by operating activities:
MSR valuation adjustments, net	121,705	91,695
Gain on sale of MSRs, net	(571)	(303)
Provision for bad debts	26,971	40,269
Depreciation	26,020	18,199
Gain on repurchase of senior secured notes	(5,099)	—
Equity-based compensation expense	1,890	1,244
Loss (gain) on valuation of financing liability	123,237	(11,323)
Net gain on valuation of mortgage loans held for investment and HMBS-related borrowings	(50,221)	(8,057)
Gain on loans held for sale, net	(29,820)	(24,265)
Bargain purchase gain	381	—
Origination and purchase of loans held for sale	(872,914)	(1,234,830)
Proceeds from sale and collections of loans held for sale	787,683	1,154,526
Changes in assets and liabilities:
Decrease in advances and match funded assets	189,876	243,831
Decrease in receivables and other assets, net	123,283	126,829
Decrease in other liabilities	(82,942)	(46,767)
Other, net	1,105	8,739
Net cash provided by operating activities	184,070	291,533

Cash flows from investing activities
Origination of loans held for investment	(675,898)	(711,035)
Principal payments received on loans held for investment	383,806	296,800
Purchase of MSRs	(112,417)	(2,729)
Proceeds from sale of MSRs	1,159	6,138
Acquisition of advances in connection with the purchase of MSRs	(1,457)	—
Proceeds from sale of advances	2,876	7,882
Issuance of automotive dealer financing notes	—	(19,642)
Collections of automotive dealer financing notes	—	52,598
Additions to premises and equipment	(1,342)	(7,326)
Other, net	5,992	5,446
Net cash used in investing activities	(397,281)	(371,868)

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — (continued)
(Dollars in thousands)

	For the Nine Months Ended September 30,
	2019	2018
Cash flows from financing activities
Repayment of match funded liabilities, net	(90,787)	(284,372)
Proceeds from mortgage loan warehouse facilities and other secured borrowings	1,875,926	2,211,606
Repayment of mortgage loan warehouse facilities and other secured borrowings	(1,819,728)	(2,522,723)
Repayment and repurchases of Senior notes	(131,791)	—
Proceeds from issuance of additional senior secured term loan (SSTL)	119,100	—
Repayment of SSTL borrowings	(19,074)	(62,563)
Payment of debt issuance costs related to SSTL	(1,284)	—
Proceeds from sale of MSRs accounted for as a financing	1,221	279,586
Proceeds from sale of Home Equity Conversion Mortgages (HECM, or reverse mortgages) accounted for as a financing (HMBS-related borrowings)	665,820	728,745
Repayment of HMBS-related borrowings	(377,094)	(290,338)
Capital distribution to non-controlling interest	—	(822)
Other, net	(2,363)	(991)
Net cash provided by financing activities	219,946	58,128

Net increase (decrease) in cash, cash equivalents and restricted cash	6,735	(22,207)
Cash, cash equivalents and restricted cash at beginning of year	397,010	302,560
Cash, cash equivalents and restricted cash at end of period(1)	$403,745	$280,353

(1) Cash and restricted cash as of September 30, 2019 and 2018 includes $345.1 million and $254.8 million of cash and $58.7 million and $25.5 million of restricted cash, respectively.

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